As filed with the Securities and Exchange Commission on July 13, 2020

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM F-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

ENTERA BIO LTD.

(Exact name of registrant as specified in its charter)

Not Applicable

(Translation of Registrant’s name into English)

State of Israel (State or other jurisdiction of incorporation or organization)	Kiryat Hadassah Minrav Building - Fifth Floor Jerusalem, Israel Tel: +972-2-532-7151 (Address and telephone number of Registrant’s principal executive offices)	Not Applicable (I.R.S. Employer Identification Number)

Entera Bio Ltd.
37 Walnut Street, Suite 300

Wellesley Hills, MA 02481

Tel: +972-1-781-237-0960

(Name, address and telephone number of agent for service)

With copies to:

Yasin Keshvargar Davis Polk & Wardwell LLP 450 Lexington Avenue New York, NY 10017 Phone: (212) 450-4000 Fax: (212) 701-5800	Yair Geva, Adv. Tomer Farkash, Adv. Herzog Fox & Neeman Asia House, 4 Weizmann St. Tel-Aviv 6423904, Israel Tel: +972-3-692-2020 Fax: +972-3-696-6464

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

† The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered(1)	Proposed maximum aggregate price per unit(2)	Proposed maximum aggregate offering price(3)	Amount of registration fee(3)
Ordinary shares, par value NIS 0.0000769 per share				(1)
Debt securities				(1)
Warrants				(1)
Rights				(1)
Units				(1)
Totals:	$100,000,000		$100,000,000	$12,980

(1)	There are being registered hereunder such indeterminate number of the securities of each identified class being registered as may be sold by the registrant from time to time at indeterminate prices, with the maximum aggregate public offering price not to exceed $100,000,000. If any debt securities are issued at an original issue discount, then the offering price of such debt securities shall be in such greater principal amount as shall result in a maximum aggregate offering price not to exceed $100,000,000, less the aggregate dollar amount of all securities previously issued hereunder. In addition, the ordinary shares being registered hereunder include such indeterminate number of ordinary shares as may be issuable with respect to the shares being registered hereunder as a result of share splits, share dividends, or similar transactions.
(2)	The proposed maximum aggregate price per unit of each class of securities will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered hereunder and is not specified as to each class of securities pursuant to the General Instruction II.C. of Form F-3 under the Securities Act of 1933.
(3)	Estimated solely for purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933. In no event will the aggregate offering price of all securities sold by the registrant from time to time pursuant to this registration statement exceed $100,000,000.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This registration statement contains two prospectuses:

•	a base prospectus which covers the offering, issuance and sale of up to $100,000,000 of the registrant’s ordinary shares, debt securities, warrants, rights and units; and

•	an equity distribution agreement prospectus supplement covering the offering, issuance and sale of up to $13,900,000 of the registrant’s ordinary shares that may be issued and sold under an equity distribution agreement dated July 13, 2020 between the registrant and Canaccord Genuity LLC (the “Equity Distribution Agreement”).

The base prospectus immediately follows this explanatory note. The specific terms of any securities to be offered pursuant to the base prospectus will be specified in a prospectus supplement to the base prospectus. The equity distribution agreement prospectus supplement immediately follows the base prospectus. The ordinary shares that may be offered, issued and sold under the equity distribution agreement prospectus supplement is included in the $100,000,000 of securities that may be offered, issued and sold by the registrant under the base prospectus. Upon termination of the Equity Distribution Agreement, any portion of the $100,000,000 included in the equity distribution agreement prospectus supplement that is not sold pursuant to the Equity Distribution Agreement will be available for sale in other offerings pursuant to the base prospectus.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities, and we are not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED JULY 13, 2020

PROSPECTUS

$100,000,000
Ordinary Shares, Debt Securities, Warrants, Rights and Units

ENTERA BIO LTD.

We may offer from time to time, in one or more offerings, ordinary shares, senior debt securities, subordinated debt securities, warrants, rights and units (collectively, the “securities”). This prospectus describes the general terms of these securities and the general manner in which these securities will be offered. We will provide the specific terms of these securities in supplements to this prospectus. The prospectus supplements will also describe the specific manner in which these securities will be offered and may also supplement, update or amend information contained in this prospectus. You should read this prospectus and any applicable prospectus supplement before you invest.

The securities covered by this prospectus may be offered through one or more underwriters, dealers and agents, or directly to purchasers. The names of any underwriters, dealers or agents, if any, will be included in a supplement to this prospectus. For general information about the distribution of securities offered, please see “Plan of Distribution” beginning on page 15.

Our ordinary shares are listed on the Nasdaq Capital Market, or Nasdaq, under the symbol “ENTX”. On May 19, 2020, the average of the bid and asked prices for our ordinary shares on Nasdaq was $3.00 per share. As of May 19, 2020, the aggregate market value of our outstanding ordinary shares held by non-affiliates was approximately $41.7 million based on 18,234,191 outstanding ordinary shares, of which approximately 13,921,776 ordinary shares were held by non-affiliates. We have not offered any of our ordinary shares pursuant to General Instruction I.B.5 of Form F-3 during the prior 12 calendar month period that ends on, and includes, the date of this prospectus.

Investing in the securities involves risks. You should carefully review the “Risk Factors” section set forth in our most recent annual report on Form 20-F, which is incorporated by reference herein, as well as in any other recently filed reports and, if any, in the relevant prospectus supplement.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is July 13, 2020.

We have not authorized any other person to provide you with information different from or in addition to that included in this prospectus and any prospectus supplement. We are not making an offer to sell the securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of those documents.

In this prospectus, the terms “Entera,” “we,” “us,” “our,” “the Company” and “our company” refer to Entera Bio Ltd.

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About This Prospectus

This prospectus is part of a registration statement on Form F-3 that we filed with the U.S. Securities and Exchange Commission (the “SEC”), using a “shelf” registration process. Under this shelf process, we may, from time to time, sell the securities described in this prospectus in one or more offerings. This prospectus only provides you with a general description of the securities we may offer. We may also provide a prospectus supplement that will contain additional or more specific information about the terms of any offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should carefully read both this prospectus and an applicable prospectus supplement, if any, together with additional information described under the heading “Where You Can Find More Information” before deciding to invest in any of the securities being offered.

This prospectus does not contain all of the information included in the registration statement. For a more complete understanding of the offering of the securities, you should refer to the registration statement, including the exhibits thereto. To the extent there is a conflict between the information contained in this prospectus and the prospectus supplement, if any, you should rely on the information in the prospectus supplement, provided that if any statement in one of these documents is inconsistent with a statement in another document having a later date—for example, a document incorporated by reference in this prospectus or any prospectus supplement—the statement in the document having the later date modifies or supersedes the earlier statement.

Where You Can Find More Information

We have filed with the U.S. Securities and Exchange Commission a registration statement (including amendments and exhibits to the registration statement) on Form F-3 under the Securities Act of 1933 (the “Securities Act”). This prospectus, which is part of the registration statement, does not contain all of the information set forth in the registration statement and the exhibits and schedules to the registration statement. For further information, we refer you to the registration statement and the exhibits and schedules filed as part of the registration statement. If a document has been filed as an exhibit to the registration statement, we refer you to the copy of the document that has been filed. Each statement in this prospectus relating to a document filed as an exhibit is qualified in all respects by the filed exhibit.

We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Accordingly, we are required to file reports and other information with the SEC, including annual reports on Form 20-F and reports on Form 6-K. The SEC maintains an Internet website that contains reports and other information about issuers, like us, that file electronically with the SEC. The address of that website is www.sec.gov.

As a foreign private issuer, we are exempt under the Exchange Act from, among other things, the rules prescribing the furnishing and content of proxy statements, and our executive officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we will not be required under the Exchange Act to file periodic reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act.

Special Note Regarding Forward-Looking Statements

Various statements in this prospectus are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and other U.S. Federal securities laws. In addition, historic results of scientific research and clinical and preclinical trials do not guarantee that the conclusions of future research or trials would not be different, and historic results referred to in this prospectus may be interpreted differently in light of additional research and clinical and preclinical trials results. Forward-looking statements include all statements that are not historical facts. We have based these forward-looking statements largely on our management’s current expectations and future events and financial trends that we believe may affect our financial condition, results of operations, business strategy and financial needs. Forward-looking statements involve substantial risks and uncertainties. All statements, other than statements of historical facts, included in this prospectus and any documents incorporated by reference herein regarding our strategy, future operations, future financial position, projected costs, prospects, plans and objectives of management are forward-looking statements. These statements are subject to risks and uncertainties and are based on information currently available to our management. Words such as, but not limited to, “anticipate,” “believe,” “contemplates,” “continue,” “could,” “design,” “estimate,” “expect,” “intend,” “likely,” “may,” “ongoing,” “plan,” “potential,” “predict,” “project,” “will,” “would,” “seek,” “should,” “target,” or the negative of these terms and similar expressions or words, identify forward-looking statements. The events and circumstances reflected in our forward-looking statements may not occur and actual results could differ materially from those projected in our forward-looking statements. Meaningful factors which could cause actual results to differ include, but are not limited to:

•	the scope, progress and costs of developing our product candidates such as EB613 for Osteoporosis and EB 612 for Hypoparathyroidism;

•	the accuracy of our estimates regarding expenses, capital requirements, the sufficiency of our cash resources and the need for additional financing;

•	our ability to raise additional funds on commercially reasonable terms;

•	our ability to develop, advance product candidates into, and successfully complete, clinical studies such as our ongoing Phase 2 clinical trial of EB613 in osteoporosis;

•	our reliance on third parties to conduct our clinical trials and on third-party suppliers to supply or produce our product candidates;

•	our expectations regarding licensing, business transactions and strategic collaborations;

•	our operation as a development stage company with limited operating history and a prior record of operating losses as well as our ability to fund our operations going forward;

•	our ability to continue as a going concern absent access to sources of liquidity;

•	our interpretation of FDA feedback and guidance and how such guidance may impact our clinical development plans, specifically our ability to utilize the 505(b)(2) pathway for the development and potential approval of EB613 and any other product candidates we may develop;

•	our ability to obtain and maintain regulatory approval for any of our product candidates;

•	our competitive position, especially with respect to Forteo® and other products on the market or in development for the treatment of osteoporosis;

•	our ability to establish and maintain development and commercialization collaborations;

•	any potential commercial launch of current or future product candidates, and the timing, cost or other aspects of such commercialization;

•	our ability to manufacture and supply sufficient amounts of material to support our clinical trials and any potential future commercial requirements;

•	our ability to use and expand our drug delivery technology to additional product candidates;

•	the safety and efficacy of therapeutics marketed by competitors that are targeted toward indications for which we are developing product candidates;

•	the size of any market we may target and the adoption of our product candidates, if approved, by physicians and patients;

•	our ability to obtain, maintain and protect our intellectual property and operate our business without infringing misappropriating or otherwise violating any intellectual property rights of others;

•	our ability to retain key personnel and recruit additional qualified personnel;

•	the possibility that competing products or technologies may make any product candidates we may develop and commercialize or our oral delivery technology obsolete;

•	the pricing and reimbursement of our product candidates, if approved;

•	our ability to develop a sales, marketing and distribution infrastructure, if any;

•	our ability to manage growth; and

•	the duration and severity of the recent coronavirus (COVID-19) outbreak, the actions that may be required to contain COVID-19 or treat its impact, and its effect on our operations and workforce, including our research and development and clinical trials.

All written and verbal forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. We caution investors not to rely too heavily on the forward-looking statements we make or that are made on our behalf. Except as required by law, we are under no duty, and expressly disclaim any obligation, to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise. You are advised, however, to consult any further disclosures we make on related subjects in any annual, quarterly or current reports that we may file with the Securities and Exchange Commission.

Entera Bio Ltd.

The Company

We are a clinical-stage biopharmaceutical company focused on the development and commercialization of orally delivered macromolecule therapeutics for use in areas with significant unmet medical need where adoption of injectable therapies is limited due to cost, convenience and compliance challenges for patients. Our current strategy for our lead product candidates is to use our technology to develop an oral formulation of human parathyroid hormone (1-34), or PTH, which has been approved in the United States in injectable form for over a decade. Our lead oral PTH product candidates are EB613 for the treatment of osteoporosis and EB612 for the treatment of hypoparathyroidism.

Corporate Information

Our principal and registered office is located at Kiryat Hadassah Minrav Building - Fifth Floor, Jerusalem, Israel, and our telephone number is +972-2-532-7151. Our corporate website is located at www.enterabio.com. The information on our website shall not be deemed part of this prospectus.

Risk Factors

Before making a decision to invest in our securities, you should carefully consider the risks described under “Risk Factors” in the applicable prospectus supplement and in our most recent Annual Report on Form 20-F, and in any updates to those risk factors in our reports on Form 6-K incorporated herein, together with all of the other information appearing or incorporated by reference in this prospectus and any applicable prospectus supplement, in light of your particular investment objectives and financial circumstances.

Use of Proceeds

Unless otherwise set forth in a prospectus supplement, we currently intend to use the net proceeds of any offering of securities for working capital and other general corporate purposes. Accordingly, we will have significant discretion in the use of any net proceeds. We may provide additional information on the use of the net proceeds from the sale of the offered securities in an applicable prospectus supplement relating to the offered securities.

Description of Securities

This section describes the general terms of our securities. The following description is a summary only and is qualified by reference to the relevant provisions of Israeli law and our restated certificate of incorporation and by-laws, copies of which are incorporated by reference in this prospectus.

Description of ORDINARY SHARES AND ARTICLES OF ASSOCIATION

General

We are an Israeli company incorporated with limited liability, and our affairs are governed by the provisions of our Articles, as amended and restated from time to time, and by the provisions of applicable Israeli law, including the Companies Law. Our number with the Israeli Registrar of Companies is 514330604. The purpose of our company appears in Article 3 of our Articles of Association, which is to engage in any lawful activity. In addition, our Articles of Association authorize us to donate reasonable amounts to any charitable cause. Our registered office is at Kiryat Hadassah, Minrav Building — Fifth Floor, Jerusalem 9112002, Israel.

Ordinary Shares

Our authorized share capital consists of 140,010,000 ordinary shares, par value NIS 0.0000769 per share. All of our issued ordinary shares have been validly issued, fully paid and are non-assessable. The ordinary shares are listed on Nasdaq under the symbol “ENTX.”

Our Ordinary Shares

Dividends and Liquidation Rights

We currently have only one class of shares. Subject to the rights of holders of shares with preferential or special rights that may be authorized in the future, holders of our ordinary shares are entitled to participate in the payment of dividends pro rata in accordance with the amounts paid-up or credited as paid-up on the par value of such ordinary shares at the time of payment without taking into account any premium paid thereon. In the event that we were to go into liquidation, holders of our ordinary shares are entitled to a pro rata share of surplus assets remaining over liabilities, subject to rights conferred on any class of shares which may be issued in the future, in accordance with the amounts paid-up or credited as paid-up on the par value of such ordinary shares, without taking into account any premium paid thereon.

According to the Companies Law, a company may make a distribution of dividends out of its profits on the condition that there is no reasonable concern that the distribution may prevent the company from meeting its existing and expected obligations when they fall due. The Companies Law defines such profit as retained earnings or earnings generated in the last two years, whichever is greater, according to the last reviewed or audited financial statements of the company, provided that the end of the period to which the financial statements relate is not more than six months before the distribution. Declaration of dividends requires a resolution of our Board, and the court, if applicable and required by the Companies Law, determines that there is no reasonable concern that payment of the dividend will prevent us from satisfying our existing and foreseeable obligations as they become due, and does not require shareholder approval.

Payment of dividends and proceeds from the sale of the shares or interest or other payments to non-residents of Israel, may be subject to Israeli withholding taxes. There are currently no Israeli currency control restrictions on remittances of dividends on our ordinary shares, proceeds from the sale of the shares or interest or other payments to non-residents of Israel, except for shareholders who are subjects of countries that are, or have been, in a state of war with Israel.

Voting Rights

Holders of our ordinary shares are entitled to one vote for each ordinary share on all matters submitted to a vote of shareholders, subject to any special rights of any class of shares that may be authorized in the future. Cumulative voting for the election of directors is not permitted.

Quorum

As permitted under the Companies Law, pursuant to our amended Articles of Association, the quorum required for an ordinary meeting of shareholders consists of at least two shareholders, present in person or by proxy, holding in the aggregate at least 25% of our issued shares conferring voting rights. A shareholders’ meeting will be adjourned for lack of a quorum, after half an hour from the time set for such meeting, to the same day in the following week at the same time and place, or any time and place as the board of directors designates in a notice to the shareholders. If at such adjourned meeting a quorum as specified above is not present within half an hour from the time designated for holding the meeting, subject to certain exceptions, any two shareholders present in person or by proxy shall constitute a quorum.

Shareholders’ Meetings and Resolutions

The Chairman of our board of directors is entitled to preside as Chairman of each shareholders’ meeting. If he is absent, his deputy or another person elected by the present shareholders will preside.

A simple majority is sufficient to approve most shareholders’ resolutions, including any amendment to our Articles of Association, unless otherwise required by law or by our Articles of Association. For example, resolutions with respect to certain interested party transactions, or with respect to tender offers may require a special majority.

We are required to hold an annual meeting of our shareholders once every calendar year, but no later than 15 months after the date of the previous annual meeting. All meetings other than the annual meeting of shareholders are referred to as special meetings. Our board of directors may call special meetings whenever it sees fit, at such time and place as it may determine. In addition, the Companies Law provides that the board of directors of a public company is required to convene a special meeting upon the request of:

•	any two directors of the company or one quarter of the board of directors; or

•	one or more shareholders holding, in the aggregate: (i) five percent of the outstanding shares of the company and one percent of the voting power in the company; or (ii) five percent of the voting power in the company.

The Companies Law enables our board of directors to fix a record date to allow us to determine the shareholders entitled to notice of, or to vote at, any meeting of our shareholders. Under current regulations, the record date may be not more than forty days and not less than four days prior to the date of the meeting and notice is required to be published at least 21 or 35 days prior to the meeting, depending on the items on the agenda. Under the Companies Law and regulations promulgated thereunder and pursuant to our amended Articles of Association, one or more shareholders holding at least 1% of the voting rights at a general meeting of shareholders may request that the board of directors include a matter in the agenda of a general meeting of shareholders to be convened in the future, provided that such matter is appropriate for discussion at the general meeting.

Modification of Shareholders’ Rights

We currently have only one class of shares. The rights attached to a class of shares may be altered by the approval of the shareholders of such class holding a majority of the voting rights of such class. The provisions in our Articles of Association pertaining to general meetings also apply to any special meeting of a class of shareholders. The quorum required for such special meeting is at least two persons who are the holders of at least 25% of the outstanding shares of that class represented in person or by proxy at such meeting. If such special meeting is adjourned due to a lack of quorum, the quorum required at the subsequent meeting will be at least two persons who are holders of issued shares of that class or their proxies.

Preemptive Rights

Pursuant to our Articles of Association, no preemptive rights are attached to our ordinary shares. In addition, under the terms of the subscription agreement entered between the Company and several investors in connection with the private placement from December 2019 to February 2020 (the “Private Placement”), each such investor has the right to participate, pro rata based on its respective purchase amount under the Private Placement, in any future private placement offering of the Company of more than $2,500,000 that closes within one year following the final closing of the Private Placement, subject to the conditions thereto.

Restrictions on Non-Residents of Israel

The ownership or voting of our ordinary shares by non-residents of Israel is not restricted in any way by our Articles of Association or the laws of Israel, except for ownership by nationals of some countries that are, or have been, in a state of war with Israel.

Preferred Shares

Currently there are no preferred shares authorized under the terms of our Articles. No preferred shares are outstanding.

Transfer Agent and Registrar

The transfer agent and registrar for the ordinary shares is American Stock Transfer & Trust Company, LLC.

Description of Debt Securities

The debt securities will be our direct general obligations. The debt securities will be either senior debt securities or subordinated debt securities and may be secured or unsecured and may be convertible into other securities, including our ordinary shares. The debt securities will be issued under one or more separate indentures between our company and a financial institution that will act as trustee. Senior debt securities will be issued under a senior indenture. Subordinated debt securities will be issued under a subordinated indenture. Each of the senior indenture and the subordinated indenture is referred to individually as an indenture and collectively as the indentures. Each of the senior debt trustee and the subordinated debt trustee is referred to individually as a trustee and collectively as the trustees. The material terms of any indenture will be set forth in the applicable prospectus supplement.

We have summarized certain terms and provisions of the indentures. The summary is not complete. The indentures are subject to and governed by the Trust Indenture Act of 1939, as amended. The senior indenture and subordinated indenture are substantially identical, except for the provisions relating to subordination.

Neither indenture will limit the amount of debt securities that we may issue. We may issue debt securities up to an aggregate principal amount as we may authorize from time to time. The applicable prospectus supplement will describe the terms of any debt securities being offered. These terms will include some or all of the following:

•	classification as senior or subordinated debt securities;

•	ranking of the specific series of debt securities relative to other outstanding indebtedness, including subsidiaries’ debt;

•	if the debt securities are subordinated, the aggregate amount of outstanding indebtedness, as of a recent date, that is senior to the subordinated securities, and any limitation on the issuance of additional senior indebtedness;

•	the designation, aggregate principal amount and authorized denominations;

•	the date or dates on which the principal of the debt securities may be payable;

•	the rate or rates (which may be fixed or variable) per annum at which the debt securities shall bear interest, if any;

•	the date or dates from which such interest shall accrue, on which such interest shall be payable, and on which a record shall be taken for the determination of holders of the debt securities to whom interest is payable;

•	the place or places where the principal and interest shall be payable;

•	our right, if any, to redeem the debt securities, in whole or in part, at our option and the period or periods within which, the price or prices at which and any terms and conditions upon which such debt securities may be so redeemed, pursuant to any sinking fund or otherwise;

•	our obligation, if any, of the Company to redeem, purchase or repay any debt securities pursuant to any mandatory redemption, sinking fund or other provisions or at the option of a holder of the debt securities;

•	if other than denominations of $2,000 and any higher integral multiple of $1,000, the denominations in which the debt securities will be issuable;

•	if other than the currency of the United States, the currency or currencies, in which payment of the principal and interest shall be payable;

•	whether the debt securities will be issued in the form of global securities;

•	provisions, if any, for the defeasance of the debt securities;

•	if applicable, a discussion of any material U.S. federal income tax or Israeli tax consequences; and

•	other specific terms, rights or limitations of, or restrictions on the debt securities, including any deletions from, modifications of or additions to the events of default or covenants described below or in the applicable indenture.

Senior Debt

We may issue under the senior indenture the debt securities that will constitute part of our senior debt. These senior debt securities will rank equally and pari passu with all our other unsecured and unsubordinated debt.

Subordinated Debt

We may issue under the subordinated indenture the debt securities that will constitute part of our subordinated debt. These subordinated debt securities will be subordinate and junior in right of payment, to the extent and in the manner set forth in the subordinated indenture, to all our “senior indebtedness.” “Senior indebtedness” is defined in the subordinated indenture and generally includes obligations of, or guaranteed by, us for borrowed money, or as evidenced by bonds, debentures, notes or other similar instruments, or in respect of letters of credit or other similar instruments, or to pay the deferred purchase price of property or services, or as a lessee under capital leases, or as secured by a lien on any asset of ours. “Senior indebtedness” does not include the subordinated debt securities or any other obligations specifically designated as being subordinate in right of payment to, or pari passu with, the subordinated debt securities. In general, the holders of all senior indebtedness are first entitled to receive payment in full of such senior indebtedness before the holders of any of the subordinated debt securities are entitled to receive a payment on account of the principal or interest on the indebtedness evidenced by the subordinated debt securities in certain events. These events include:

•	subject to Israeli law, any insolvency or bankruptcy proceedings, or any receivership, dissolution, winding up, total or partial liquidation, reorganization or other similar proceedings in respect of us or a substantial part of our property, whether voluntary or involuntary;

•	(i) a default having occurred with respect to the payment of principal or interest on or other monetary amounts due and payable with respect to any senior indebtedness or (ii) an event of default (other than a default described in clause (i) above) having occurred with respect to any senior indebtedness that permits the holder or holders of such senior indebtedness to accelerate the maturity of such senior indebtedness. Such a default or event of default must have continued beyond the period of grace, if any, provided in respect of such default or event of default, and such a default or event of default shall not have been cured or waived or shall not have ceased to exist; and

•	the principal of, and accrued interest on, any series of the subordinated debt securities having been declared due and payable upon an event of default pursuant to the subordinated indenture. This declaration must not have been rescinded and annulled as provided in the subordinated indenture.

Authentication and Delivery

We will deliver the debt securities to the trustee for authentication, and the trustee will authenticate and deliver the debt securities upon our written order.

Event of Default

When we use the term “Event of Default” in the indentures with respect to the debt securities of any series, set forth below are some examples of what we mean:

(1)	default in the payment of the principal on the debt securities when it becomes due and payable at maturity or otherwise;

(2)	default in the payment of interest on the debt securities when it becomes due and payable, and such default continues for a period of 30 days;

(3)	default in the performance, or breach, of any covenant in the indenture (other than defaults specified in clauses (1) or (2) above) and the default or breach continues for a period of 90 consecutive days or more after written notice to us by the trustee or to us and the trustee by the holders of 25% or more in aggregate principal amount of the outstanding debt securities of all series affected thereby;

(4)	the occurrence of certain events of bankruptcy, insolvency, or similar proceedings with respect to us or any substantial part of our property; or

(5)	any other Events of Default that may be set forth in the applicable prospectus supplement.

If an Event of Default (other than an Event of Default specified in clause (4) above) with respect to the debt securities of any series then outstanding occurs and is continuing, then either the trustee or the holders of not less than 25% in principal amount of the securities of all such series then outstanding in respect of which an Event of Default has occurred may by notice in writing to us declare the entire principal amount of all debt securities of the affected series, and accrued interest, if any, to be due and payable immediately, and upon any such declaration the same shall become immediately due and payable.

If an Event of Default described in clause (4) above occurs and is continuing, then the principal amount of all the debt securities then outstanding and accrued interest shall be and become due immediately and payable without any declaration, notice or other action by any holder of the debt securities or the trustee.

The trustee will, within 90 days after the occurrence of any default actually known to it, give notice of the default to the holders of the debt securities of that series, unless the default was already cured or waived. Unless there is a default in paying principal or interest when due, the trustee can withhold giving notice to the holders if it determines in good faith that the withholding of notice is in the interest of the holders.

Satisfaction, Discharge and Defeasance

We may discharge our obligations under each indenture, except as to:

•	the rights of registration of transfer and exchange of debt securities, and our right of optional redemption, if any;

•	substitution of mutilated, defaced, destroyed, lost or stolen debt securities;

•	the rights of holders of the debt securities to receive payments of principal and interest;

•	the rights, obligations and immunities of the trustee; and

•	the rights of the holders of the debt securities as beneficiaries with respect to the property deposited with the trustee payable to them (as described below);

when:

•	either:

o	all debt securities of any series issued that have been authenticated and delivered have been delivered by us to the trustee for cancellation; or

o	all the debt securities of any series issued that have not been delivered by us to the trustee for cancellation have become due and payable or will become due and payable within one year or are to be called for redemption within one year under arrangements satisfactory to the trustee for the giving of notice of redemption by such trustee in our name and at our expense, and we have irrevocably deposited or caused to be deposited with the trustee as trust funds the entire amount sufficient to pay at maturity or upon redemption all debt securities of such series not delivered to the trustee for cancellation, including principal and interest due or to become due on or prior to such date of maturity or redemption;

•	we have paid or caused to be paid all other sums then due and payable under such indenture; and

•	we have delivered to the trustee an officers’ certificate and an opinion of counsel, each stating that all conditions precedent under such indenture relating to the satisfaction and discharge of such indenture have been complied with.

In addition, unless the applicable prospectus supplement and supplemental indenture otherwise provide, we may elect either (i) to have our obligations under each indenture discharged with respect to the outstanding debt securities of any series (“legal defeasance”) or (ii) to be released from our obligations under each indenture with respect to certain covenants applicable to the outstanding debt securities of any series (“covenant defeasance”). Legal defeasance means that we will be deemed to have paid and discharged the entire indebtedness represented by the outstanding debt securities of such series under such indenture and covenant defeasance means that we will no longer be required to comply with the obligations with respect to such covenants (and an omission to comply with such obligations will not constitute a default or event of default).

In order to exercise legal defeasance or covenant defeasance with respect to outstanding debt securities of any series:

•	we must irrevocably have deposited or caused to be deposited with the trustee as trust funds in trust for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to the benefits of the holders of the debt securities of a series:

•	money in an amount;

•	U.S. government obligations; or

•	a combination of money and U.S. government obligations,

in each case sufficient without reinvestment, in the written opinion of a nationally recognized firm of independent public accountants, to pay and discharge, and which shall be applied by the trustee to pay and discharge, all of the principal and interest at due date or maturity or if we have made irrevocable arrangements satisfactory to the trustee for the giving of notice of redemption by the trustee, the redemption date;

•	we have delivered to the trustee an opinion of counsel stating that, under then applicable U.S. federal income tax law, the beneficial owners of the debt securities of that series will not recognize gain or loss for U.S. federal income tax purposes as a result of the defeasance and will be subject to the same federal income tax as would be the case if the defeasance did not occur;

•	no default relating to bankruptcy or insolvency and, in the case of a covenant defeasance, no other default has occurred and is continuing at any time;

•	if at such time the debt securities of such series are listed on a national securities exchange, we have delivered to the trustee an opinion of counsel to the effect that the debt securities of such series will not be delisted as a result of such defeasance; and

•	we have delivered to the trustee an officers’ certificate and an opinion of counsel stating that all conditions precedent with respect to the defeasance have been complied with.

We are required to furnish to each trustee an annual statement as to compliance with all conditions and covenants under the indenture.

DESCRIPTION OF WARRANTS

We may issue warrants to purchase debt securities, ordinary shares or other securities. We may issue warrants independently or together with other securities. Warrants sold with other securities may be attached to or separate from the other securities. We will issue warrants under one or more warrant agreements between our company and a warrant agent that we will name in the applicable prospectus supplement.

The prospectus supplement relating to any warrants we offer will include specific terms relating to the offering. These terms will include some or all of the following:

•	the title of the warrants;

•	the aggregate number of warrants offered;

•	the designation, number and terms of the debt securities, ordinary shares or other securities purchasable upon exercise of the warrants and procedures by which those numbers may be adjusted;

•	the exercise price of the warrants;

•	the dates or periods during which the warrants are exercisable;

•	the designation and terms of any securities with which the warrants are issued;

•	if the warrants are issued as a unit with another security, the date on and after which the warrants and the other security will be separately transferable;

•	if the exercise price is not payable in U.S. dollars, the foreign currency, currency unit or composite currency in which the exercise price is denominated;

•	any minimum or maximum amount of warrants that may be exercised at any one time;

•	any terms relating to the modification of the warrants;

•	if applicable, a discussion of the material Israeli and U.S. income tax considerations applicable to the issuance or exercise of such warrants;

•	any terms, procedures and limitations relating to the transferability, exchange or exercise of the warrants; and

•	any other specific terms of the warrants.

The terms of any warrants to be issued and a description of the material provisions of the applicable warrant agreement will be set forth in the applicable prospectus supplement.

DESCRIPTION OF RIGHTS

We may issue rights to purchase any of our securities or any combination thereof. Rights may be issued independently or together with any other offered security and may or may not be transferable by the person purchasing or receiving the rights. The rights may be issued independently or together with any other security offered hereby and may or may not be transferable by the shareholder receiving the subscription rights in such offering. In connection with any rights offering to our shareholders, we may enter into a standby underwriting arrangement with one or more underwriters pursuant to which such underwriters will purchase any offered securities remaining unsubscribed for after such rights offering. We may also appoint a rights agent that may act solely as our agent in connection with the rights that are sold. Any such agent will not assume any obligation or relationship of agency or trust with any of the holders of the rights. In connection with a rights offering to our shareholders, we will distribute certificates evidencing the rights and a prospectus supplement to our shareholders on the record date that we set for receiving rights in such rights offering.

The applicable prospectus supplement will describe the following terms of rights in respect of which this prospectus is being delivered:

•	the title of such rights;
•	the price, if any, for the subscription rights;
•	the securities for which such rights are exercisable;
•	the exercise price for such rights;
•	the number of such rights issued with respect to each ordinary share;
•	the extent to which such rights are transferable;
•	if applicable, a discussion of the material Israeli and U.S. income tax considerations applicable to the issuance or exercise of such rights;
•	the date on which the right to exercise such rights shall commence, and the date on which such rights shall expire (subject to any extension);
•	the extent to which such rights include an over-subscription privilege with respect to unsubscribed securities;
•	if applicable, the material terms of any standby underwriting or other purchase arrangement, or any agency agreement, that we may enter into in connection with the rights offering; and
•	any other terms of such rights, including terms, procedures and limitations relating to the exchange and exercise of such rights.

DESCRIPTION OF UNITS

As specified in the applicable prospectus supplement, we may issue units consisting of one or more ordinary shares, debt securities, warrants, rights or any combination of such securities. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately at any time, or at any time before a specified date. The applicable prospectus supplement will describe:

•	the terms of the units and of the ordinary shares, debt securities, warrants and/ or rights comprising the units, including whether and under what circumstances the securities comprising the units may be traded separately;

•	a description of the terms of any unit agreement governing the units;

•	a description of the provisions for the payment, settlement, transfer or exchange of the units; and

•	any material provisions of the governing unit agreement that differ from those described above.

Forms of Securities

Each debt security and warrant will be represented either by a certificate issued in definitive form to a particular investor or by one or more global securities representing the entire issuance of securities. Certificated securities in definitive form and global securities will be issued in registered form. Definitive securities name you or your nominee as the owner of the security, and in order to transfer or exchange these securities or to receive payments other than interest or other interim payments, you or your nominee must physically deliver the securities to the trustee, registrar, paying agent or other agent, as applicable. Global securities name a depositary or its nominee as the owner of the debt securities or warrants represented by these global securities. The depositary maintains a computerized system that will reflect each investor’s beneficial ownership of the securities through an account maintained by the investor with its broker/dealer, bank, trust company or other representative, as we explain more fully below.

Registered Global Securities

We may issue the registered debt securities and warrants in the form of one or more fully registered global securities that will be deposited with a depositary or its nominee identified in the applicable prospectus supplement and registered in the name of that depositary or nominee. In those cases, one or more registered global securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal or face amount of the securities to be represented by registered global securities. Unless and until it is exchanged in whole for securities in definitive registered form, a registered global security may not be transferred except as a whole by and among the depositary for the registered global security, the nominees of the depositary or any successors of the depositary or those nominees.

If not described below, any specific terms of the depositary arrangement with respect to any securities to be represented by a registered global security will be described in the prospectus supplement relating to those securities. We anticipate that the following provisions will apply to all depositary arrangements.

Ownership of beneficial interests in a registered global security will be limited to persons, called participants, that have accounts with the depositary or persons that may hold interests through participants. Upon the issuance of a registered global security, the depositary will credit, on its book-entry registration and transfer system, the participants’ accounts with the respective principal or face amounts of the securities beneficially owned by the participants. Any dealers, underwriters or agents participating in the distribution of the securities will designate the accounts to be credited. Ownership of beneficial interests in a registered global security will be shown on, and the transfer of ownership interests will be effected only through, records maintained by the depositary, with respect to interests of participants, and on the records of participants, with respect to interests of persons holding through participants. The laws of some states may require that some purchasers of securities take physical delivery of these securities in definitive form. These laws may impair your ability to own, transfer or pledge beneficial interests in registered global securities.

So long as the depositary, or its nominee, is the registered owner of a registered global security, that depositary or its nominee, as the case may be, will be considered the sole owner or holder of the securities represented by the registered global security for all purposes under the applicable indenture or warrant agreement. Except as described below, owners of beneficial interests in a registered global security will not be entitled to have the securities represented by the registered global security registered in their names, will not receive or be entitled to receive physical delivery of the securities in definitive form and will not be considered the owners or holders of the securities under the applicable indenture or warrant agreement. Accordingly, each person owning a beneficial interest in a registered global security must rely on the procedures of the depositary for that registered global security and, if that person is not a participant, on the procedures of the participant through which the person owns its interest, to exercise any rights of a holder under the applicable indenture or warrant agreement. We understand that under existing industry practices, if we request any action of holders or if an owner of a beneficial interest in a registered global security desires to give or take any action that a holder is entitled to give or take under the applicable indenture or warrant agreement, the depositary for the registered global security would authorize the participants holding the relevant beneficial interests to give or take that action, and the participants would authorize beneficial owners owning through them to give or take that action or would otherwise act upon the instructions of beneficial owners holding through them.

Principal, premium, if any, and interest payments on debt securities, and any payments to holders with respect to warrants, represented by a registered global security registered in the name of a depositary or its nominee will be made to the depositary or its nominee, as the case may be, as the registered owner of the registered global security. None of Entera, its affiliates, the trustees, the warrant agents or any other agent of us, agent of the trustees or agent of the warrant agents will have any responsibility or liability for any aspect of the records relating to payments made on account of beneficial ownership interests in the registered global security or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.

We expect that the depositary for any of the securities represented by a registered global security, upon receipt of any payment of principal, premium, interest or other distribution of underlying securities or other property to holders on that registered global security, will immediately credit participants’ accounts in amounts proportionate to their respective beneficial interests in that registered global security as shown on the records of the depositary. We also expect that payments by participants to owners of beneficial interests in a registered global security held through participants will be governed by standing customer instructions and customary practices, as is now the case with the securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of those participants.

If the depositary for any of these securities represented by a registered global security is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency registered under the Exchange Act, and a successor depositary registered as a clearing agency under the Exchange Act is not appointed by us within 90 days, we will issue securities in definitive form in exchange for the registered global security that had been held by the depositary. Any securities issued in definitive form in exchange for a registered global security will be registered in the name or names that the depositary gives to the relevant trustee, warrant agent or other relevant agent of ours or theirs. It is expected that the depositary’s instructions will be based upon directions received by the depositary from participants with respect to ownership of beneficial interests in the registered global security that had been held by the depositary.

Plan of Distribution

We may sell the securities in one or more of the following ways (or in any combination) from time to time:

•	through underwriters or dealers;

•	directly to a limited number of purchasers or to a single purchaser;

•	in “at-the-market” offerings, within the meaning of Rule 415(a)(4) of the Securities Act, to or through a market maker or into an existing trading market on an exchange or otherwise;

•	through agents; or

•	through any other method permitted by applicable law and described in the applicable prospectus supplement.

The prospectus supplement will state the terms of the offering of the securities, including:

•	the name or names of any underwriters, dealers or agents;

•	the purchase price of such securities and the proceeds to be received by us, if any;

•	any underwriting discounts or agency fees and other items constituting underwriters’ or agents’ compensation;

•	any initial public offering price;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any securities exchanges on which the securities may be listed.

Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

If underwriters are used in the sale, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including:

•	negotiated transactions;

•	at a fixed public offering price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to prevailing market prices; or

•	at negotiated prices.

Unless otherwise stated in a prospectus supplement, the obligations of the underwriters to purchase any securities will be conditioned on customary closing conditions and the underwriters will be obligated to purchase all of such series of securities, if any are purchased.

The securities may be sold through agents from time to time. The prospectus supplement will name any agent involved in the offer or sale of the securities and any commissions paid to them. Generally, any agent will be acting on a best efforts basis for the period of its appointment.

Sales to or through one or more underwriters or agents in at-the-market offerings will be made pursuant to the terms of a distribution agreement with the underwriters or agents. Such underwriters or agents may act on an agency basis or on a principal basis. During the term of any such agreement, shares may be sold on a daily basis on any stock exchange, market or trading facility on which the ordinary shares are traded, in privately negotiated transactions or otherwise as agreed with the underwriters or agents. The distribution agreement will provide that any common share sold will be sold at negotiated prices or at prices related to the then prevailing market prices for our ordinary shares. Therefore, exact figures regarding proceeds that will be raised or commissions to be paid cannot be determined at this time and will be described in a prospectus supplement. Pursuant to the terms of the distribution agreement, we may also agree to sell, and the relevant underwriters or agents may agree to solicit offers to purchase, blocks of our ordinary shares or other securities. The terms of each such distribution agreement will be described in a prospectus supplement.

We may authorize underwriters, dealers or agents to solicit offers by certain purchasers to purchase the securities at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth any commissions paid for solicitation of these contracts.

Underwriters and agents may be entitled under agreements entered into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which the underwriters or agents may be required to make.

The prospectus supplement may also set forth whether or not underwriters may over-allot or effect transactions that stabilize, maintain or otherwise affect the market price of the securities at levels above those that might otherwise prevail in the open market, including, for example, by entering stabilizing bids, effecting syndicate covering transactions or imposing penalty bids.

Underwriters and agents may be customers of, engage in transactions with, or perform services for us and our affiliates in the ordinary course of business.

Each series of securities will be a new issue of securities and will have no established trading market, other than our ordinary shares, which are listed on the Nasdaq Capital Market. Any underwriters to whom securities are sold for public offering and sale may make a market in the securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. The securities, other than our ordinary shares, may or may not be listed on a national securities exchange.

Incorporation of Certain Documents by Reference

The SEC allows us to “incorporate by reference” information into this prospectus. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be a part of this prospectus, except for any information superseded by information that is included directly in this document or incorporated by reference subsequent to the date of this document.

We incorporate by reference into this prospectus the following documents listed below, which we have already filed with or furnished to the SEC:

(1)	our Annual Report on Form 20-F for the fiscal year ended December 31, 2019 filed on March 26, 2020; and

(2)	our Report on Form 6-K filed on February 19, 2020, May 21, 2020 (with respect to the paragraphs entitled “EB613 Phase 2 Topline Results” in Exhibit 99.1 only), June 26, 2020 and July 7, 2020;

(3)	our Unaudited Condensed Consolidated Interim Financial Statements for the three-month period ended March 31, 2020, which were included as Exhibit 99.1 to the Form 6-K filed on May 21, 2020; and

(4)	our Management’s Discussion and Analysis for the three-month period ended March 31, 2020, which was included as Exhibit 99.2 to the Form 6-K filed on May 21, 2020.

All subsequent reports that we file on Form 20-F under the Exchange Act after the date of this prospectus and prior to the termination of the offering shall also be deemed to be incorporated by reference into this prospectus and to be a part hereof from the date of filing such documents. We may also incorporate by reference any other Form 6-K that we submit to the SEC after the date of this prospectus and prior to the termination of this offering by identifying in such Form 6-K that it is being incorporated by reference into this prospectus.

As you read the above documents, you may find inconsistencies in information from one document to another. If you find inconsistencies, you should rely on the statements made in this prospectus or in the most recent document incorporated by reference herein.

We will provide without charge to each person to whom this prospectus has been delivered, upon the written or oral request of any such person to us, a copy of any or all of the documents referred to above that have been or may be incorporated into this prospectus by reference, including exhibits to such documents. Requests for such copies should be directed to:

Kiryat Hadassah
Minrav Building - Fifth Floor
Jerusalem, Israel
Tel: +972-2-532-7151

Service of Process and Enforcement of Judgments

We are incorporated under the laws of the State of Israel. Service of process upon us and upon our directors and officers and any Israeli experts named in this prospectus, may be difficult to obtain within the United States. Furthermore, because substantially all of our assets and a significant number of our directors and officers are located outside the United States, any judgment obtained in the United States against us or any of our directors and officers may not be collectible within the United States.

We have been informed by our legal counsel in Israel, Herzog Fox & Neeman, that it may be difficult to initiate an action with respect to U.S. securities law in Israel. Israeli courts may refuse to hear a claim based on an alleged violation of U.S. securities laws reasoning that Israel is not the most appropriate forum to hear such a claim. In addition, even if an Israeli court agrees to hear a claim, it may determine that Israeli law and not U.S. law is applicable to the claim. If U.S. law is found to be applicable, the content of applicable U.S. law must be proved as a fact by expert witnesses, which can be a time-consuming and costly process. Certain matters of procedure may also be governed by Israeli law. There is little case law in Israel addressing these matters.

Subject to certain time limitations and legal procedures, Israeli courts may enforce a U.S. judgment in a civil matter which, subject to certain exceptions, is non-appealable, including judgments based upon the civil liability provisions of the Securities Act and the Exchange Act and including a monetary or compensatory judgment in a non-civil matter, provided that:

•	the judgment was rendered after due process by a court which was, according to the laws of the state of the court, competent jurisdiction to render the judgment;

•	the judgment is final and is not subject to any right of appeal; and

•	the obligations imposed by the judgment are enforceable according to the laws of the State of Israel and according to the laws of the state in which the judgment was given and the substance of the judgment is not contrary to public policy;

Even if these conditions are met, an Israeli court will not declare a foreign civil judgment enforceable if:

•	the judgment was given in a state whose laws do not provide for the enforcement of judgments of Israeli courts (subject to exceptional cases);

•	the enforcement of the judgment is likely to prejudice the sovereignty or security of the State of Israel;

•	the judgment was obtained by fraud;

•	the opportunity given to the defendant to bring its arguments and evidence before the court was not reasonable in the opinion of the Israeli court;

•	the judgment was rendered by a court not competent to render it according to the laws of private international law as they apply in Israel;

•	the judgment is contradictory to another judgment that was given in the same matter between the same parties and that is still valid; or

•	at the time the action was brought in the foreign court, a lawsuit in the same matter and between the same parties was pending before a court or tribunal in Israel.

If a foreign judgment is enforced by an Israeli court, it generally will be payable in Israeli currency, which can then be converted into non-Israeli currency and transferred out of Israel. The usual practice in an action before an Israeli court to recover an amount in a non-Israeli currency is for the Israeli court to issue a judgment for the equivalent amount in Israeli currency at the rate of exchange in force on the date of the judgment, but the judgment debtor may make payment in foreign currency. Pending collection, the amount of the judgment of an Israeli court stated in Israeli currency ordinarily will be linked to the Israeli consumer price index plus interest at the annual statutory rate set by Israeli regulations prevailing at the time. Judgment creditors must bear the risk of unfavorable exchange rates.

Expenses

The following table sets forth the expenses (other than underwriting discounts and commissions or agency fees and other items constituting underwriters’ or agents’ compensation, if any) expected to be incurred by us in connection with a possible offering of securities registered under this registration statement.

SEC registration fee	$12,980
FINRA filing fee	$15,500
Printing and engraving expenses*	$10,000
Legal fees and expenses*	$90,000
Accounting fees and expenses*	$15,000
Miscellaneous*	$50,000
Total*	$193,480

*	Estimated

Legal Matters

The validity of the securities offered in respect of which this prospectus is being delivered will be passed upon by Herzog, Fox & Neeman, Tel Aviv, Israel, our Israeli counsel. Certain matters of U.S. federal law will be passed upon for us by Davis Polk & Wardwell LLP, New York, New York. Additional legal matters may be passed upon for us or any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement.

Experts

The financial statements incorporated in this Prospectus by reference to the Annual Report on Form 20-F for the year ended December 31, 2019 have been so incorporated in reliance on the report (which contains an explanatory paragraph relating to the Company’s ability to continue as a going concern as described in note 1b to the financial statements) of Kesselman & Kesselman, Certified Public Accountants (Isr.), a member firm of PricewaterhouseCoopers International Limited, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

$100,000,000 Ordinary Shares, Debt Securities,

Warrants, Rights and Units

Entera Bio Ltd.

PROSPECTUS

The information in this prospectus supplement and the accompanying prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus supplement and the accompanying prospectus are not an offer to sell these securities and are not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to completion, dated July 13, 2020

Prospectus Supplement
(to Prospectus dated July 13, 2020)

$13,900,000

Ordinary Shares

We have entered into an Equity Distribution Agreement with Canaccord Genuity LLC, or Canaccord, dated July 13, 2020, relating to the sale of our ordinary shares offered by this prospectus supplement. In accordance with the terms of the Equity Distribution Agreement, under this prospectus supplement we may offer and sell our ordinary shares, par value NIS 0.0000769 per share, having an aggregate offering price of up to $13,900,000 from time to time through Canaccord, acting as our sales agent.

Sales of our ordinary shares, if any, under this prospectus supplement will be made by any method permitted that is deemed an “at the market offering” as defined in Rule 415 under the Securities Act of 1933, as amended, or the Securities Act, including sales made directly on or through The Nasdaq Capital Market, the existing trading market for our ordinary shares, sales made to or through a market maker other than on an exchange or otherwise, in negotiated transactions at market prices, and/or any other method permitted by law. Canaccord is not required to sell any specific amount, but will act as our sales agent using commercially reasonable efforts consistent with its normal trading and sales practices. There is no arrangement for funds to be received in any escrow, trust or similar arrangement.

Canaccord will be entitled to compensation at a commission rate equal to 3.0% of the gross sales price per share sold under the Equity Distribution Agreement. See “Plan of Distribution” beginning on page 9 for additional information regarding the compensation to be paid to Canaccord. In connection with the sale of the ordinary shares on our behalf, Canaccord may be deemed to be an “underwriter” within the meaning of the Securities Act and the compensation to Canaccord may be deemed to be underwriting commissions or discounts. We have also agreed to provide indemnification and contribution to Canaccord with respect to certain liabilities, including liabilities under the Securities Act.

Our ordinary shares trade on The Nasdaq Capital Market under the trading symbol “ENTX”. On May 19, 2020, the average of the bid and asked prices for our ordinary shares on The Nasdaq Capital Market was $3.00 per share. As of May 19, 2020, the aggregate market value of our outstanding ordinary shares held by non-affiliates was approximately $41.7 million based on 18,234,191 outstanding ordinary shares, of which approximately 13,921,776 ordinary shares were held by non-affiliates. We have not offered any of our ordinary shares pursuant to General Instruction I.B.5 of Form F-3 during the prior 12 calendar month period that ends on, and includes, the date of this prospectus.

Investing in our ordinary shares involves risks. See “Risk Factors” beginning on page 3 of this prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement. Any representation to the contrary is a criminal offense.

Canaccord Genuity

July 13, 2020

table of contents

Page

PROSPECTUS SUPPLEMENT

i

About This Prospectus Supplement

This document consists of two parts. The first part is this prospectus supplement, which describes the specific terms of this offering. The second part is the accompanying prospectus, which is part of a registration statement that we filed with the SEC using a “shelf” registration process.

The accompanying prospectus describes more general information, some of which may not apply to this offering. Under this shelf registration process, we may from time to time sell our ordinary shares, par value NIS 0.0000769 per share, having an aggregate offering price of up to $13,900,000 under this prospectus supplement at prices and on terms to be determined by market conditions at the time of the offering.

Before buying any of the ordinary shares that we are offering, we urge you to carefully read both this prospectus supplement and the accompanying prospectus together with all of the information incorporated by reference herein, as well as the additional information described under the headings “Where You Can Find More Information” and “Incorporation by Reference.” These documents contain important information that you should consider when making your investment decision.

To the extent there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in the accompanying prospectus or in any document incorporated by reference in this prospectus supplement, on the other hand, you should rely on the information in this prospectus supplement, provided that if any statement in one of these documents is inconsistent with a statement in another document having a later date—for example, a document incorporated by reference in this prospectus supplement—the statement in the document having the later date modifies or supersedes the earlier statement.

We have not authorized anyone to provide any information other than that contained in or incorporated by reference in this prospectus and any related free writing prospectus filed by us with the SEC. We have not, and Canaccord has not, authorized anyone to provide you with different information. We take no responsibility for, and provide no assurance as to the reliability of any other information that others may give you. This prospectus supplement does not constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities described in this prospectus supplement or an offer to sell or the solicitation of an offer to buy such securities in any circumstances in which such offer or solicitation is unlawful. You should assume that the information appearing in this prospectus supplement, the documents incorporated by reference and any related free writing prospectus are accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed materially since those dates.

You should also read and consider the information in the documents to which we have referred you in the sections entitled “Where You Can Find More Information” and “Incorporation by Reference” in this prospectus supplement.

Unless otherwise indicated, all references to the “Company,” “we,” “us,” “our” and “Entera” refer to Entera Bio Ltd. and its wholly owned subsidiary, Entera Bio Inc., a Delaware corporation, unless the context otherwise requires.

Special Note Regarding Forward-Looking Statements

Various statements in this report are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and other U.S. Federal securities laws. In addition, historic results of scientific research and clinical and preclinical trials do not guarantee that the conclusions of future research or trials would not be different, and historic results referred to in this Annual Report may be interpreted differently in light of additional research and clinical and preclinical trials results. Forward-looking statements include all statements that are not historical facts. We have based these forward-looking statements largely on our management’s current expectations and future events and financial trends that we believe may affect our financial condition, results of operations, business strategy and financial needs. Forward-looking statements involve substantial risks and uncertainties. All statements, other than statements of historical facts, included in this report regarding our strategy, future operations, future financial position, projected costs, prospects, plans and objectives of management are forward-looking statements. These statements are subject to risks and uncertainties and are based on information currently available to our management. Words such as, but not limited to, “anticipate,” “believe,” “contemplates,” “continue,” “could,” “design,” “estimate,” “expect,” “intend,” “likely,” “may,” “ongoing,” “plan,” “potential,” “predict,” “project,” “will,” “would,” “seek,” “should,” “target,” or the negative of these terms and similar expressions or words, identify as forward-looking statements. The events and circumstances reflected in our forward-looking statements may not occur and actual results could differ materially from those projected in our forward-looking statements. Meaningful factors which could cause actual results to differ include, but are not limited to:

•	the scope, progress and costs of developing our product candidates such as EB613 for Osteoporosis and EB 612 for Hypoparathyroidism;

•	the accuracy of our estimates regarding expenses, capital requirements, the sufficiency of our cash resources and the need for additional financing;

•	our ability to raise additional funds on commercially reasonable terms;

•	our ability to develop, advance product candidates into, and successfully complete, clinical studies such as our ongoing Phase 2 clinical trial of EB613 in osteoporosis;

•	our reliance on third parties to conduct our clinical trials and on third-party suppliers to supply or produce our product candidates;

•	our expectations regarding licensing, business transactions and strategic collaborations;

•	our operation as a development stage company with limited operating history and a prior record of operating losses as well as our ability to fund our operations going forward;

•	our ability to continue as a going concern absent access to sources of liquidity;

•	our interpretation of FDA feedback and guidance and how such guidance may impact our clinical development plans, specifically our ability to utilize the 505(b)(2) pathway for the development and potential approval of EB613 and any other product candidates we may develop;

•	our ability to obtain and maintain regulatory approval for any of our product candidates;

•	our competitive position, especially with respect to Forteo® and other products on the market or in development for the treatment of osteoporosis;

•	our ability to establish and maintain development and commercialization collaborations;

•	any potential commercial launch of current or future product candidates, and the timing, cost or other aspects of such commercialization;

•	our ability to manufacture and supply sufficient amounts of material to support our clinical trials and any potential future commercial requirements;

•	our ability to use and expand our drug delivery technology to additional product candidates;

•	the safety and efficacy of therapeutics marketed by competitors that are targeted toward indications for which we are developing product candidates;

•	the size of any market we may target and the adoption of our product candidates, if approved, by physicians and patients;

•	our ability to obtain, maintain and protect our intellectual property and operate our business without infringing misappropriating or otherwise violating any intellectual property rights of others;

•	our ability to retain key personnel and recruit additional qualified personnel;

•	the possibility that competing products or technologies may make any product candidates we may develop and commercialize or our oral delivery technology obsolete;

•	the pricing and reimbursement of our product candidates, if approved;

•	our ability to develop a sales, marketing and distribution infrastructure, if any;

•	our ability to manage growth; and

•	the duration and severity of the recent coronavirus (COVID-19) outbreak, the actions that may be required to contain COVID-19 or treat its impact, and its effect on our operations and workforce, including our research and development and clinical trials.

All written and verbal forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. We caution investors not to rely too heavily on the forward-looking statements we make or that are made on our behalf. Except as required by law, we are under no duty, and expressly disclaim any obligation, to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise. You are advised, however, to consult any further disclosures we make on related subjects in any annual, quarterly or current reports that we may file with the Securities and Exchange Commission.

There can be no assurance that the actual results or developments anticipated by us will be realized or, even if substantially realized, that they will have the expected consequences to, or effects on us. Therefore, no assurance can be given that the outcomes stated in such forward-looking statements and estimates will be achieved.

Prospectus Supplement Summary

This summary highlights selected information contained elsewhere in this prospectus and in the documents we incorporate by reference. This summary does not contain all of the information you should consider before making an investment decision. You should read this entire prospectus supplement carefully, especially the risks of investing in our ordinary shares discussed under “Risk Factors” beginning on page 3 of this prospectus supplement, along with our consolidated financial statements and notes to those consolidated financial statements and the other information incorporated by reference in this prospectus supplement.

Entera Bio Ltd.

Our Business

We are a clinical-stage biopharmaceutical company focused on the development and commercialization of orally delivered macromolecule therapeutics for use in areas with significant unmet medical need where adoption of injectable therapies is limited due to cost, convenience and compliance challenges for patients. Our current strategy for our lead product candidates is to use our technology to develop an oral formulation of human parathyroid hormone (1-34), or PTH, which has been approved in the United States in injectable form for over a decade. Our lead oral PTH product candidates are EB613 for the treatment of osteoporosis and EB612 for the treatment of hypoparathyroidism.

Corporate Information

Our principal and registered office is located at Kiryat Hadassah Minrav Building - Fifth Floor, Jerusalem, Israel, and our telephone number is +972-2-532-7151. Our corporate website is located at www.enterabio.com. The information on our website shall not be deemed part of this prospectus.

Implications of Being an “Emerging Growth Company”

We qualify as an “emerging growth company” as defined in the Jumpstart our Business Startups Act of 2012, or the JOBS Act. An emerging growth company may take advantage of specified reduced reporting and other burdens that are otherwise applicable generally to public companies. These provisions include an exemption from the auditor attestation requirement in the assessment of our internal control over financial reporting pursuant to the Sarbanes-Oxley Act of 2002.

We may take advantage of these provisions for a period of five years following the completion of our initial public offering (which occurred in July 2018) or such earlier time that we are no longer an emerging growth company. We would cease to be an emerging growth company if we have more than $1.07 billion in annual revenue, have more than $700 million in market value of our ordinary shares held by non-affiliates or issue more than $1.0 billion of non-convertible debt over a three-year period. We may choose to take advantage of some but not all of these reduced burdens.

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The Offering

Ordinary Shares Offered by Us	Ordinary shares having an aggregate offering price of up to $13,900,000.

Ordinary Shares to be Outstanding after this Offering	Up to 26,131,918 ordinary shares assuming sales of the entire offering price, at a price of $1.76 per share, which was the last sale price of our ordinary shares as reported on The Nasdaq Capital Market on July 2, 2020. The actual number of shares issued will vary depending on the sales price under this offering.

Plan of Distribution	“At the market” offering that may be made from time to time through our sales agent, Canaccord. See “Plan of Distribution.”

Use of Proceeds	We intend to use the net proceeds from this offering, together with our other cash resources, primarily to fund research and development expenses for our clinical and preclinical research and development activities and for working capital, repayment of debt and general corporate purposes. See “Use of Proceeds.”

Risk Factors	You should read the “Risk Factors” section of this prospectus supplement and in our Annual Report on Form 20-F for the year ended December 31, 2019, and in any updates to those risk factors in our reports on Form 6-K or subsequent Annual Reports on Form 20-F incorporated by reference herein, for a discussion of factors to consider carefully before deciding to purchase our ordinary shares.

Nasdaq Capital Market Symbol	Our ordinary shares are listed for trading on The Nasdaq Capital Market under the symbol “ENTX”

Passive Foreign Investment Company Considerations	We may be a passive foreign investment company for the current or any other taxable year, which generally would result in adverse U.S. federal income tax consequences to our U.S. investors. See “Risk Factors” beginning on page 3 for further information.

The number of shares to be outstanding after this offering above is based on our actual ordinary shares outstanding as of March 31, 2020 and excludes:

•	3,233,291 of our ordinary shares issuable upon the exercise of options outstanding as of March 31, 2020, at a weighted average exercise price of $3.97 per ordinary share;

•	5,272,195 of our ordinary shares issuable upon the exercise of warrants outstanding as of March 31, 2020, of which 687,960 warrants expired in June 2020 and 332,020 warrants expired on July 1, 2020; and

•	646,807 ordinary shares covered by awards available for issuance under our equity incentive plan as of March 31, 2020.

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Risk Factors

You should carefully consider the risks and uncertainties described under “Risk Factors” in our Annual Report on Form 20-F for the year ended December 31, 2019, and in any updates to those risk factors in our reports on Form 6-K or subsequent Annual Reports on Form 20-F incorporated by reference herein, as well as the other information in this prospectus supplement before making an investment in our ordinary shares. Our business, financial condition or results of operations could be materially and adversely affected if any of these risks occurs, and as a result, the market price of our ordinary shares could decline and you could lose all or part of your investment. To the extent the COVID-19 pandemic adversely affects our business and financial results, it may also have the effect of heightening many of the other risks described in this section and in our Annual Report on Form 20-F and other public filings. This prospectus supplement also contains forward-looking statements that involve risks and uncertainties. See “Special Note Regarding Forward-Looking Statements.” Our actual results could differ materially and adversely from those anticipated in these forward-looking statements as a result of certain factors.

Risks related to this offering and ownership of our ordinary shares

The price of our ordinary shares and tradeable warrants may be volatile, and holders of our ordinary shares could lose all or part of their investment.

The price of securities for publicly traded emerging biopharmaceutical and drug discovery and development companies has been highly volatile and is likely to remain highly volatile in the future. The market price of our ordinary shares and tradeable warrants on Nasdaq may fluctuate as a result of a number of factors, some of which are beyond our control, including, but not limited to:

•	clinical trial results and the timing of the release of such results;
•	the amount of our cash resources and our ability to obtain additional funding;
•	actual or anticipated fluctuations in our and our competitors’ results of operations and financial condition;
•	announcements of research activities, business developments, technological innovations or new products, or acquisitions or expansion plans by us or our competitors;
•	success or failure of our research and development projects or those of our competitors;
•	our entering into or terminating strategic relationships;
•	changes in laws or government regulation;
•	regulatory developments and the decisions of regulatory authorities as to the approval or rejection of new or modified products;
•	departure of our key personnel;
•	disputes related to proprietary rights, including patents, litigation matters and our ability to obtain intellectual property protection for our technologies;
•	our sale, or the sale by our significant shareholders, of ordinary shares, warrants or other securities in the future;
•	public concern regarding the safety, efficacy or other aspects of the products or methodologies we are developing;
•	market conditions in our industry and changes in estimates of the future size and growth rate of our markets;
•	market acceptance of our products;
•	the mix of products that we sell and related services that we provide;
•	the success or failure of our licensees to develop, obtain approval for and commercialize our licensed products, for which we are entitled to contingent payments and royalties;
•	publication of the results of preclinical or clinical trials for EB613, EB612 or any other product candidates we may develop;
•	failure by us to achieve a publicly announced milestone;
•	delays between our expenditures to develop and market new or enhanced products and the generation of sales from those products;

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•	changes in the amounts that we spend to develop, acquire or license new products, technologies or businesses;
•	changes in our expenditures to promote our products;
•	variance in our financial performance from the expectations of market analysts;
•	the limited trading volume of our ordinary shares and tradeable warrants;
•	impacts or disruptions resulting from the COVID-19 pandemic; and
•	general economic and market conditions, including factors unrelated to our industry or operating performance.

In addition, the stock market in general has recently experienced extreme price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of individual companies. Broad market and industry factors may materially affect the market price of companies’ stock, including ours, regardless of actual operating performance.

Future sales of our ordinary shares, other securities convertible into our ordinary shares or preferred shares could cause the market value of our ordinary shares to decline and could result in dilution of your shares.

We may issue up to $13,900,000 of our ordinary shares as part of the offering contemplated by this prospectus supplement. In addition, our board of directors is authorized, without your approval, to cause us to issue additional shares of our ordinary shares or to raise capital through the issuance of debt securities convertible into ordinary shares, options, warrants and other rights, on terms and for consideration as our board of directors in its sole discretion may determine. Sales of substantial amounts of our ordinary shares could cause the market price of our ordinary shares to decrease significantly. We cannot predict the effect, if any, of future sales of our ordinary shares, or the availability of our ordinary shares for future sales, on the value of our ordinary shares. Sales of substantial amounts of our ordinary shares by our directors or officers or another large shareholder, or the perception that such sales could occur, may adversely affect the market price of our ordinary shares.

We may be a passive foreign investment company for U.S. federal income tax purposes for the current or any other taxable year, which generally would result in adverse U.S. federal income tax consequences to our U.S. investors.

There is a risk that we may be treated as a passive foreign investment company, or PFIC, for any taxable year. In general, a non-U.S. corporation is a PFIC for any taxable year in which (i) 75% or more of its gross income consists of passive income (the “income test”) or (ii) 50% or more of the average value of its assets (generally determined on a quarterly basis) consists of assets that produce, or are held for the production of, passive income (the “assets test”). Generally, passive income includes interest, dividends, rents, royalties and certain gains. Cash is a passive asset for PFIC purposes. The assets shown on our balance sheet consist, and are expected to continue to consist, primarily of cash and cash equivalents for the foreseeable future. Therefore, whether we will satisfy the assets test for the current or any future taxable year will depend largely on the quarterly value of our goodwill, and on how quickly we utilize our current and future cash balances in our business. We may also be a PFIC under the income test. Specifically, there is a risk that we may be or become a PFIC for the current or any other taxable year because (i) for purposes of the assets test the value of our goodwill may be determined by reference to the market price of our ordinary shares, which has been, and may continue to be, volatile given the nature of our business and the early stage of our drug candidates (and such price has generally been in decline since our initial public offering), (ii) we hold, and expect to continue to hold, cash in amounts that are substantial relative to the value of our goodwill, (iii) our PFIC status for any taxable year under the income test may depend on the amount of our interest income compared to the total amount of our gross income, as calculated for U.S. federal income tax purposes (and the revenue shown on our financial statements is not calculated based on U.S. tax principles), (iv) the application of the PFIC rules to a company like us is subject to uncertainties in certain respects, and (v) a company’s annual PFIC status can be determined only after the end of each taxable year. We therefore cannot express a view as to whether we will be a PFIC for the current or any future taxable year. If we were a PFIC for any taxable year during which a U.S. investor owned our ordinary shares, such U.S. investor generally will be subject to certain adverse U.S. federal income tax consequences, including increased tax liability on gains from dispositions of the ordinary shares and certain distributions, and a requirement to file annual reports with the Internal Revenue Service. See “Item 10.E.—Taxation—Material U.S. Federal Income Tax Considerations for U.S. Holders—Passive Foreign Investment Company Rules” in our Annual Report on Form 20-F for more information.

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We have broad discretion to use the proceeds from this offering, and our investment of those proceeds may not yield a favorable return.

Our management has broad discretion to use the proceeds from this offering in ways with which you may not agree. The failure of our management to apply these funds effectively could result in unfavorable returns. This could harm our business and could cause the market value of our ordinary shares to decline.

You may experience future dilution as a result of future equity offerings.

In order to raise additional capital, we may in the future offer additional shares of our ordinary shares, including pursuant to our at-the-market sales program. We cannot predict the effect, if any, of future sales of our ordinary shares, or the availability of our ordinary shares for future sales, on the value of our ordinary shares, and investors purchasing shares or other securities in the future could have rights superior to existing shareholders, including investors who purchase shares of ordinary shares pursuant to our at-the-market sales program.

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Use of Proceeds

We may issue and sell our ordinary shares having aggregate gross sales proceeds of up to $13.9 million from time to time. Because there is no minimum offering amount required as a condition to close this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time.

As of June 30, 2020, we had cash and cash equivalents of $9.75 million. We anticipate that we will use our existing cash and cash equivalents and the net proceeds of this offering, if we issue and sell our ordinary shares with maximum aggregate gross sales proceeds of $13.9 million as specified in this prospectus supplement, primarily to fund research and development expenses for our clinical and preclinical research and development activities and for working capital, repayment of debt and general corporate purposes.

Our expected use of net proceeds from this offering represents our current intentions based upon our present plans and business condition. As of the date of this prospectus supplement, we cannot predict with certainty all of the particular uses for the net proceeds to be received upon the completion of this offering or the amounts that we will actually spend on the uses set forth above. The amounts and timing of our actual use of net proceeds will vary depending on numerous factors, including our ability to obtain additional financing, the relative success and cost of our research, preclinical and clinical development programs, including a change in our planned course of development or the termination of a clinical program necessitated by the results of data received from clinical trials, the amount and timing of additional revenues, if any, received from our collaborations and whether we enter into future collaborations. As a result, management will have broad discretion in the application of the net proceeds, and investors will be relying on our judgment regarding the application of the net proceeds of this offering. In addition, we might decide to postpone or not pursue other clinical trials or preclinical activities if the net proceeds from this offering and our other sources of cash are less than expected.

Based on our current cash and cash equivalents described above, we estimate that such funds will be sufficient to enable us to fund our operating expenses and capital expenditure requirements into the second quarter of 2021. The net proceeds of this offering, if we issue and sell our ordinary shares with maximum aggregate gross sales proceeds of $13.9 million as specified in this prospectus supplement, would extend our financial reach, assuming that the plans for our clinical and preclinical activities remain unchanged. We have based these estimates on assumptions that may prove to be incorrect, and we could use our available capital resources sooner than we currently expect.

Pending their use, we plan to invest the net proceeds from this offering in short- and intermediate-term interest-bearing financial assets and certificates of deposit.

6

Dividend Policy

We have never paid or declared any cash dividends on our ordinary shares, and we do not anticipate paying any cash dividends on our ordinary shares in the foreseeable future. We intend to retain all available funds and any future earnings to fund the development and expansion of our business.

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DilutioN

If you invest in our ordinary shares in this offering, your ownership interest will be diluted immediately to the extent of the difference between the price you pay in this offering and the net tangible book value per ordinary share after this offering.

Our net tangible book value as of March 31, 2020 was $9.4 million, or $0.52 per ordinary share, based on 18,234,191 ordinary shares then outstanding. After giving effect to the assumed sale by us of our ordinary shares in the aggregate gross amount of $13.9 million at an assumed public offering price of $1.76 per share (the last sale price of our ordinary shares on July 2, 2020 as reported on The Nasdaq Capital Market), less the estimated commissions and estimated offering expenses payable by us, our net tangible book value at March 31, 2020 would have been $22.7 million, or $0.87 per ordinary share. This represents an immediate increase in net tangible book value of $0.35 per share to existing shareholders and an immediate dilution of $0.89 per share to investors in this offering. The following table illustrates this per share dilution. The as adjusted information is illustrative only and will adjust based on the actual price to the public, the actual number of shares sold and other terms of the offering determined at the time our ordinary shares are sold pursuant to this prospectus supplement. The shares sold in this offering, if any, will be sold from time to time at various prices.

Assumed public offering price per share		$1.76
Net tangible book value per share as of March 31, 2020	$0.52
Increase in net tangible book value per share after giving effect to this offering	$0.35
Adjusted net tangible book value per share after giving effect to this offering		$0.87
Dilution per share to new investors		$0.89

The above is based on our actual ordinary shares outstanding as of March 31, 2020 and excludes:

•	3,233,291 of our ordinary shares issuable upon the exercise of options outstanding as of March 31, 2020, at a weighted average exercise price of $3.97 per ordinary share;

•	5,272,195 of our ordinary shares issuable upon the exercise of warrants outstanding as of March 31, 2020, of which 687,960 warrants expired in June 2020 and 332,020 warrants expired on July 1, 2020; and

•	646,807 ordinary shares covered by awards available for issuance under our equity incentive plan as of March 31, 2020.

To the extent that outstanding options are exercised, you will experience further dilution. In addition, we may choose to raise additional capital due to market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans. To the extent that additional capital is raised through the sale of equity or convertible debt securities, the issuance of such securities may result in further dilution to our shareholders.

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Plan of Distribution

We have entered into an Equity Distribution Agreement with Canaccord under which we may issue and sell our ordinary shares having an aggregate gross sales price of up to $13,900,000 from time to time through Canaccord acting as our sales agent.

Upon delivery of a placement notice and subject to the terms and conditions of the Equity Distribution Agreement, Canaccord may sell our ordinary shares by any method permitted by law deemed to be an “at-the-market” offering as defined in Rule 415 promulgated under the Securities Act, including sales made directly on or through The Nasdaq Capital Market, or sales made to or through a market maker other than on an exchange. Canaccord may also sell our ordinary shares by any other method permitted by law. We may instruct Canaccord not to sell ordinary shares if the sales cannot be effected at or above the price designated by us from time to time. We or Canaccord may suspend the offering of ordinary shares upon notice and subject to other conditions.

We will pay Canaccord commissions, in cash, for its services in acting as agent in the sale of our ordinary shares. Canaccord will be entitled to compensation at a fixed commission rate of 3.0% of the gross sales price per share sold pursuant to the Equity Distribution Agreement. Because there is no minimum offering amount required as a condition to close this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time. We have also agreed to reimburse Canaccord for certain specified expenses, including the fees and disbursements of its legal counsel, in an amount not to exceed $50,000. We estimate that the total expenses for the offering, excluding compensation and reimbursement payable to Canaccord under the terms of the Equity Distribution Agreement, will be approximately $193,480.

Settlement for sales of ordinary shares will occur on the second business day following the date on which any sales are made, or on some other date that is agreed upon by us and Canaccord in connection with a particular transaction, in return for payment of the net proceeds to us. Sales of our ordinary shares as contemplated in this prospectus supplement will be settled through the facilities of The Depository Trust Company or by such other means as we and Canaccord may agree upon. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.

Canaccord will use its commercially reasonable efforts, consistent with its sales and trading practices, to solicit offers to purchase the ordinary shares under the terms and subject to the conditions set forth in the Equity Distribution Agreement. In connection with the sale of the ordinary shares on our behalf, Canaccord will be deemed to be an “underwriter” within the meaning of the Securities Act and the compensation of Canaccord may be deemed to be underwriting commissions or discounts. We have agreed to provide indemnification and contribution to Canaccord against certain civil liabilities, including liabilities under the Securities Act.

The offering of our ordinary shares pursuant to Equity Distribution Agreement will terminate automatically upon the sale of all shares of our ordinary shares subject to the Equity Distribution Agreement or as otherwise permitted therein. We and Canaccord may each terminate the Equity Distribution Agreement at any time upon ten days’ prior written notice.

Any portion of the $13,900,000 included in this prospectus supplement that is not previously sold or included in an active placement notice pursuant to the Equity Distribution Agreement is available for sale in other offerings pursuant to the accompanying base prospectus, and if no shares are sold under the Equity Distribution Agreement, the full $13,900,000 of securities may be sold in other offerings pursuant to the accompanying base prospectus.

Our ordinary shares are listed on The Nasdaq Capital Market and trades under the symbol “ENTX.” The transfer agent of our ordinary shares is American Stock Transfer & Trust Company.

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Legal Matters

The validity of the issuance of our ordinary shares offered in this prospectus law will be passed upon for us by Herzog, Fox & Neeman, Tel Aviv, Israel, our Israeli counsel. Certain matters of U.S. federal and New York State law will be passed upon for us by Davis Polk & Wardwell LLP, New York, New York. Canaccord Genuity LLC is being represented in connection with this offering by Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., Boston, Massachusetts.

Experts

The financial statements incorporated in this prospectus by reference to the Annual Report on Form 20-F for the year ended December 31, 2019 have been so incorporated in reliance on the report (which contains an explanatory paragraph relating to the Company’s ability to continue as a going concern as described in note 1b to the financial statements) of Kesselman & Kesselman, Certified Public Accountants (Isr.), a member firm of PricewaterhouseCoopers International Limited, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

Where You Can Find More Information

We have filed with the U.S. Securities and Exchange Commission a registration statement (including amendments and exhibits to the registration statement) on Form F-3 under the Securities Act. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. Copies of certain information filed by us with the SEC are also available on our website at http://www.enterabio.com. Our website is not a part of this prospectus supplement and is not incorporated by reference in this prospectus supplement.

This prospectus supplement is part of a registration statement we filed with the SEC. This prospectus supplement omits some information contained in the registration statement in accordance with SEC rules and regulations. You should review the information and exhibits in the registration statement for further information on us and our consolidated subsidiaries and the securities we are offering. Statements in this prospectus supplement concerning any document we filed as an exhibit to the registration statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified by reference to these filings. You should review the complete document to evaluate these statements.

Incorporation By Reference

The SEC allows us to incorporate by reference information into this document. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be a part of this document, except for any information superseded by information that is included directly in this prospectus supplement or incorporated by reference subsequent to the date of this prospectus supplement.

We incorporate by reference the following documents or information that we have filed with the SEC:

(1)       our Annual Report on Form 20-F for the fiscal year ended December 31, 2019 filed on March 26, 2020; and

(2)       our Report on Form 6-K filed on February 19, 2020, May 21, 2020 (with respect to the paragraphs entitled “EB613 Phase 2 Topline Results” in Exhibit 99.1 only), June 26, 2020 and July 7, 2020;

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(3)       our Unaudited Condensed Consolidated Interim Financial Statements for the three-month period ended March 31, 2020, which were included as Exhibit 99.1 to the Form 6-K filed on May 21, 2020; and

(4)       our Management’s Discussion and Analysis for the three-month period ended March 31, 2020, which was included as Exhibit 99.2 to the Form 6-K filed on May 21, 2020.

All subsequent reports that we file on Form 20-F under the Exchange Act after the date of this prospectus and prior to the termination of the offering shall also be deemed to be incorporated by reference into this prospectus and to be a part hereof from the date of filing such documents. We may also incorporate by reference any other Form 6-K that we submit to the SEC after the date of this prospectus and prior to the termination of this offering by identifying in such Form 6-K that it is being incorporated by reference into this prospectus.

As you read the above documents, you may find inconsistencies in information from one document to another. If you find inconsistencies, you should rely on the statements made in this prospectus or in the most recent document incorporated by reference herein.

We will provide without charge to each person to whom this prospectus has been delivered, upon the written or oral request of any such person to us, a copy of any or all of the documents referred to above that have been or may be incorporated into this prospectus by reference, including exhibits to such documents. Requests for such copies should be directed to:

Kiryat Hadassah
Minrav Building - Fifth Floor
Jerusalem, Israel
Tel: +972-2-532-7151

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$13,900,000

Ordinary Shares

Prospectus Supplement

Canaccord Genuity

July 13, 2020

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 8. Indemnification of Directors and Officers

General.   Our amended Articles set forth the following provisions regarding the grant of insurance coverage, indemnification and an exemption from liability to any of our directors or officers, all subject to the provisions of applicable law. In accordance with such provisions and pursuant to the requisite corporate approvals, we have obtained liability insurance covering our directors and officers, have granted indemnification undertakings to our directors and officers and have agreed to exempt our directors and officers from liability in each case, to the fullest extent permitted by our amended Articles and applicable law, including with respect to liabilities resulting from this offering to the extent that these liabilities are not covered by insurance.

Insurance.   We are entitled to insure the liability of any director or officer to the fullest extent permitted by law. Without derogating from the aforesaid, we may enter into a contract to insure the liability of a director or officer for an obligation imposed on him or her in consequence of an act done in his or her capacity as such, in any of the following cases:

•	a breach of the duty of care toward us or a third party, to the extent such a breach arises out of the negligent conduct of the office holder;

•	a breach of the duty of loyalty toward us, provided that the director or officer acted in good faith and had reasonable basis to believe that the act would not harm us;

•	a monetary obligation imposed on him or her in favor of a third party in respect of an act done in his or her capacity as an office holder in respect of an act done in his or her capacity as an office holder;

•	a payment imposed on him or her in favor of an injured party as set forth in Section 52(54)(a)(1)(a) of the Israeli Securities Law; or

•	reasonable litigation expenses, including attorney fees, incurred by him or her in connection with a proceeding under Chapters H’3, H’4 or I’l of the Israeli Securities Law or under Article D of the Fourth Chapter, Ninth Part of the Companies Law, if applicable, including reasonable legal expenses, which term includes attorney fees.

Indemnification.   We are entitled to indemnify a director or officer to the fullest extent permitted by law, either retroactively or pursuant to an undertaking given in advance. Without derogating from the aforesaid, we may indemnify our directors or officers for liability or expense imposed on him or her in consequence of an action taken by him in his capacity as such, as follows:

•	a financial obligation or liability imposed on or incurred in favor of another person and/or legal entity, including by any government office, or expended as a result of a court judgment, including in a settlement or an arbitrator’s decision approved by a court of law, in respect of any act or omission taken or made by him or her in his or her capacity as a director or an officer of the Company of any of its subsidiaries;

•	reasonable legal expenses, including attorney’s fees, expended by him or her as a result of an investigation or proceeding instituted against him or her by a competent authority, provided that such investigation or proceeding concluded without the filing of an indictment against him or her and without any financial liability imposed on him or her in lieu of criminal proceedings, or that is concluded with the imposition of a financial liability in lieu of criminal proceedings but relates to a criminal offense that does not require proof of criminal intent or in connection with a financial sanction imposed on him or her in his or her capacity as a director or an officer of the Company or of any of its subsidiaries;

•	reasonable legal expenses, including attorney’s fees, and all other costs, expenses and obligations incurred in connection with investigating, defending, being a witness in or participating in (including on appeal), or preparing to defend in or participate, in any action, suit, proceeding, alternative dispute resolution mechanism, hearing, inquiry or investigation brought against him or her by the Company or on its behalf or by another person or in any criminal prosecution in which he or she was acquitted, or in a criminal prosecution of a crime which does not require proof of criminal intent, in which he or she was convicted, all in respect of actions taken by him or her in his or her capacity as a director or an officer of the Company or of any of its subsidiaries;

•	a payment he or she was obligated to make to an injured party as set forth in Section 52(54)(a)(1)(a) of the Israeli Securities Law;

•	reasonable litigation expenses, including attorney fees, incurred by the director or officer in connection with a proceeding under Chapters H’3, H’4 or I’1 of the Israeli Securities Law; or

•	any other circumstances arising under the law in respect of which the Company may indemnify a director or an officer of the Company (including, without limitation, Section 50P(b)(2) of the Israeli Restrictive Trade Practices Law, 5758-1988).

Exemption.   We are entitled to exempt a director or officer in advance from any or all of his or her liability for damage caused by a breach of his or her duty of care toward us, to the fullest extent permitted by law.

Limitations.   The Companies Law provides that a company may not provide its directors or officers with insurance or indemnification or exempt its directors or officers from liability with respect to the following:

•	a breach of the duty of loyalty to the Company or any of its subsidiaries, except to the extent permitted by the Companies Law, with respect to insurance coverage or indemnification for a breach of the duty of loyalty to the Company or any of its subsidiaries while acting in good faith and having reasonable cause to assume that such act would not prejudice the interest of the Company or any of its subsidiaries, as applicable;

•	a willful or reckless breach of the duty of care, other than a breach committed solely by negligence;

•	an action taken or not taken with the intent of unlawfully realizing personal gain; or

•	a fine or penalty imposed upon the director or the officer for an offense.

Item 9. Exhibits

The list of exhibits included as part of this registration statement is set forth in the Exhibit Index which immediately precedes such exhibits and is incorporated herein by reference.

Item 10. Undertakings

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that:

(A) Paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the registration statement is on Form S-8 (§ 239.16b of this chapter), and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)) that are incorporated by reference in the registration statement; and

(B) Paragraphs (a)(1)(i), (ii), and (iii) of this section do not apply if the registration statement is on Form S-1 (§ 239.11 of this chapter), Form S-3 (§ 239.13 of this chapter), Form SF-3 (§ 239.45 of this chapter) or Form F-3 (§ 239.33 of this chapter) and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)) that are incorporated by reference in the registration statement, or, as to a registration statement on Form S-3, Form SF-3 or Form F-3, is contained in a form of prospectus filed pursuant to § 230.424(b) of this chapter that is part of the registration statement.

(C) Provided further, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is for an offering of asset-backed securities on Form SF-1 (§ 239.44 of this chapter) or Form SF-3 (§ 239.45 of this chapter), and the information required to be included in a post-effective amendment is provided pursuant to Item 1100(c) of Regulation AB (§ 229.1100(c)).

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Securities Act of 1933 need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Securities Act of 1933 or Item 8.A of Form 20-F if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in registration statement.

(5) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(6) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

(a) The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

(d) The undersigned registrant hereby undertakes that:

(i) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b) (1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(ii) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Jerusalem, Israel, on July 13, 2020.

ENTERA BIO LTD.

By:	/s/ Adam Gridley
	Name:	Adam Gridley
	Title:	Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Adam Gridley, Dana Yaacov-Garbeli and Jonathan Lieber, and each of them, as attorney-in-fact with full power of substitution, for him or her in any and all capacities, to do any and all acts and all things and to execute any and all instruments which said attorney and agent may deem necessary or desirable to enable the registrant to comply with the Securities Act, and any rules, regulations and requirements of the SEC thereunder, in connection with the registration under the Securities Act of ordinary shares of the registrant, including, without limitation, the power and authority to sign the name of each of the undersigned in the capacities indicated below to the Registration Statement on Form F-3 to be filed with the SEC with respect to such securities, to any and all amendments or supplements to such Registration Statement, whether such amendments or supplements are filed before or after the effective date of such Registration Statement, to any related Registration Statement filed pursuant to Rule 462(b) under the Securities Act, and to any and all instruments or documents filed as part of or in connection with such Registration Statement or any and all amendments thereto, whether such amendments are filed before or after the effective date of such Registration Statement, and each of the undersigned hereby ratifies and confirms all that such attorney and agent shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ Adam Gridley
Adam Gridley	Chief Executive Officer and Director	July 13, 2020

/s/ Dana Yaacov-Garbeli
Dana Yaacov-Garbeli	Israel-based Chief Financial Officer	July 13, 2020

/s/ Jonathan Lieber
Jonathan Lieber	U.S.-based Chief Financial Officer	July 13, 2020

/s/ Dr. Phillip Schwartz
Dr. Phillip Schwartz	President of Research and Development and Director	July 13, 2020

/s/ Dr. Hillel Galitzer
Dr. Hillel Galitzer	Chief Operating Officer	July 13, 2020

/s/ Dr. Arthur Santora
Dr. Arthur Santora	Chief Medical Officer	July 13, 2020

/s/ Gerald Lieberman
Gerald Lieberman	Director, Chairman of the Board of Directors	July 13, 2020

/s/ Dr. Roger J. Garceau
Dr. Roger J. Garceau	Director, Chief Development Advisor	July 13, 2020

/s/ Zeev Bronfeld
Zeev Bronfeld	Director	July 13, 2020

/s/ Yonatan Malca
Yonatan Malca	Director	July 13, 2020

/s/ Faith L. Charles
Faith L. Charles	Director, Chairman of the Compensation Committee	July 13, 2020

/s/ Miranda J. Toledano
Miranda J. Toledano	Director, Chairman of the Audit Committee	July 13, 2020

/s/ Gerald M. Ostrov
Gerald M. Ostrov	Director	July 13, 2020

/s/ Sean Ellis
Sean Ellis	Director	July 13, 2020

Exhibit Index

Exhibit No.	Document
1.1*	Form of Underwriting Agreement
1.2	Equity Distribution Agreement, dated as of July 13, 2020 between Entera Bio Ltd. and Canaccord Genuity LLC
3.1	Amended and Restated Articles of Association of Entera Bio Ltd. (as incorporated by reference into the Company’s Annual Report on Form 20-F, dated March 26, 2020)
4.2	Form of Senior Indenture
4.3	Form of Subordinated Indenture
4.4*	Form of Senior Note
4.5*	Form of Subordinated Note
4.6*	Form of Warrant Agreement
4.7*	Form of Rights Agreement
4.8*	Form of Unit Agreement
5.1	Opinion of Herzog Fox & Neeman, Israeli counsel to the Registrant, as to the validity of the Shares
5.2	Opinion of Davis Polk & Wardwell
23.1	Consent of Kesselman & Kesselman, Certified Public Accountants (Isr.), a member firm of PricewaterhouseCoopers International Limited, an independent registered public accounting firm
23.2	Consent of Herzog Fox & Neeman (included in Exhibit 5.1)
23.3	Consent of Davis Polk & Wardwell (including in Exhibit 5.2)
24.1	Powers of Attorney (included on signature page to the Registration Statement)
25.1*	Statement of Eligibility on Form T-1 for Senior Indenture
25.2*	Statement of Eligibility on Form T-1 for Subordinated Indenture

* To be filed, if necessary, by amendment or as an exhibit to a report filed or submitted pursuant to Section 13(a) or 15(d) of the U.S. Securities Exchange Act of 1934, as amended, and incorporated by reference.